SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 27, 1998
                        (Date of earliest event reported)


                           NU SKIN ASIA PACIFIC, INC.
             (Exact name of Registrant as specified in its charter)




Delaware                            1-12421                      87-0565309
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



75 West Center Street, Provo, Utah                                       84601
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:               (801) 345-6100





                   The Index to Exhibits appears on page 11.

Item 2.  Acquisition or Disposition of Assets.

         On March 27, 1998, Nu Skin Asia Pacific, Inc., a Delaware corporation ("NSAP"), completed the previously announced acquisition of the capital stock of Nu Skin International, Inc., a Utah corporation ("NSI"), its primary supplier and the owner of rights to the worldwide Nu Skin distributor network, the Nu Skin product formulas and trademarks and the rights to future markets for Nu Skin products worldwide. In addition, NSAP acquired the capital stock of NSI affiliates operating in Europe, South America, Australia and New Zealand and certain other NSI affiliates, including Nu Skin Europe, Inc., a Delaware corporation; Nu Skin U.K., Ltd., a United Kingdom corporation, domesticated in Delaware under the name Nu Skin U.K., Inc.; Nu Skin Germany, GmbH, a German corporation, domesticated in Delaware under the name Nu Skin Germany, Inc.; New Skin France, SARL, a French corporation, domesticated in Delaware under the name Nu Skin France, Inc.; Nu Skin Netherlands, B.V., a Netherlands corporation, domesticated in Delaware under the name Nu Skin Netherlands, Inc.; Nu Skin Italy, (SRL.), an Italian corporation, domesticated in Delaware under the name Nu Skin Italy, Inc.; Nu Skin Spain, S.L., a Spanish corporation, domesticated in Delaware under the name Nu Skin Spain, Inc.; Nu Skin Belgium, N.V., a Belgium corporation, domesticated in Delaware under the name Nu Skin Belgium, Inc.; Nu Skin Personal Care Australia, Inc., a Utah corporation; Nu Skin New Zealand, Inc., a Utah corporation; Nu Skin Brazil, Ltda., a Brazilian corporation, domesticated in Delaware under the name Nu Skin Brazil, Inc.; Nu Skin Argentina, Inc., a Utah corporation; Nu Skin Chile, S.A., a Chilean corporation, domesticated in Delaware under the name Nu Skin Chile, Inc.; Nu Skin Poland Spa., a Polish corporation, domesticated in Delaware under the name Nu Skin Poland, Inc.; Nu Skin International Management Group, Inc., a Utah corporation ("NSIMG"); and Cedar Meadows, L.C. (together with NSI, the "Acquired Entities").

         The initial consideration paid by NSAP to the stockholders of the Acquired Entities (the "NSI Stockholders") consisted of 2,986,663 shares of a newly created series of preferred stock of NSAP (the "Series A Preferred Stock") and long-term notes payable to the NSI Stockholders totaling approximately $23.7 million. Contingent upon NSI and NSAP meeting certain earnings growth targets, NSAP may pay up to $100 million in cash (up to $25 million per year) to the NSI Stockholders over the next four years. In connection with the acquisition, NSAP also assumed the liabilities of the Acquired Entities, including the obligation to repay approximately $156.3 million principal amount of promissory notes (the "S Distribution Notes") previously distributed to the NSI Stockholders for payment of earned and undistributed S corporation earnings in the Acquired Entities. The S Distribution Notes bear interest at 8% per annum and mature on December 31, 2004.

         The shares of Series A Preferred Stock are automatically convertible on a one-to-one basis, subject to adjustment, into shares of Class A Common Stock of NSAP if stockholder approval for such conversion is obtained. NSAP intends to seek approval for conversion at its next annual meeting, scheduled for May 5, 1998. If stockholder approval for conversion is not received prior to September 30, 1998, NSAP may, at its option, redeem the Series A Preferred Stock at a redemption price per share equal to the lesser of (i) $14.0625 (the "Preference Value") or (ii) 60% of the average of the last sales prices per share of the Class A Common Stock of the Company on the New York Stock Exchange for the 20 consecutive trading days ending on the trading day five days prior to the redemption date. The redemption price would be payable 25% in cash on the redemption date and the remaining 75% in equal installments on the anniversary of the redemption date in each of the three succeeding years. If stockholder approval for conversion is not received prior to September 30, 1998, the Series A Preferred Stock will also be entitled to cumulative dividends at the rate of 7% of the Preference Value per share per annum, payable quarterly. If such dividends become in arrears in an amount equal to at least six quarterly dividends, holders of the Series A Preferred Stock will have the right to elect two new directors, provided that such right will terminate when all accrued and unpaid dividends are paid. The shares of Series A Preferred Stock are entitled to a liquidation preference equal to the Preference Value per share.

         Several of the NSI Stockholders were at the time of the acquisition and continue to be significant holders of the Class A Common Stock of NSAP and collectively the NSI Stockholders held and continue to hold all of the outstanding shares of the Class B Common Stock of NSAP. In addition, several of the NSI Stockholders were at the time of the acquisition and continue to be directors and/or officers of NSAP. The acquisition was approved by a special committee of NSAP's board of directors consisting solely of members of the board who were not NSI Stockholders.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         The combined financial statements as of and for the year ended December 31, 1997 and report of independent certified public accountants for the Acquired Entities are included as Exhibit 99.15.

(b)      Pro Forma Financial Information.

         On March 27, 1998, the Company completed the acquisition of the capital stock of the Acquired Entities (the "NSI Acquisition") for $70 million in convertible preferred stock that is anticipated to convert to Class A Common Stock upon stockholder approval and long-term notes payable to the NSI Stockholders totaling approximately $23.7 million. In addition, contingent upon NSI and NSAP meeting certain earnings growth targets, NSAP may pay up to $25 million in cash per year over the next four years. Also, as part of the NSI Acquisition, NSAP assumed approximately $156.3 million in S Distribution Notes. The contingent consideration paid, if any, will be accounted for as an adjustment to the purchase price and allocated to the Acquired Entities' assets and liabilities.

         The NSI Acquisition was accounted for by the purchase method of accounting, except for the portion of the Acquired Entities under the common control of a group of stockholders, which portion was accounted for in a manner similar to a pooling of interests. The common control group is comprised of the stockholders of NSAP and the Acquired Entities that are immediate family members.

         COMBINED FINANCIAL STATEMENTS

         Inasmuch as a portion of the NSI Acquisition was accounted for in a manner similar to a pooling of interests, all prior period financial statements presented have been combined and restated as if NSAP and the Acquired Entities had been combined during all periods presented.

         The following Combined Balance Sheet (Unaudited) as of December 31, 1997 and the Combined Statements of Income (Unaudited) for the years ended December 31, 1997, 1996 and 1995 include the accounts of NSAP and its subsidiaries, including the Acquired Entities, and all significant intercompany accounts and transactions have been eliminated in consolidation. Intercompany eliminations include receivables, payables, profit-in-inventory, other assets, revenues, cost of sales and selling, general and administrative expenses. The minority interest represents the NSI Stockholders who are not immediate family members. The statements of income include a pro forma presentation for income taxes which would have been recorded if the Acquired Entities had been taxed as C corporations instead of as S corporations for all periods presented.

         PRO FORMA FINANCIAL STATEMENTS

         Inasmuch as a portion of the NSI Acquisition was accounted for by the purchase method of accounting, the combined and restated financial statements for the most recent year have been adjusted to give effect to the events directly attributable to the NSI Acquisition.

         The following Pro Forma Combined Balance Sheet (Unaudited) as of December 31, 1997 reflects the combined and restated financial statements of NSAP and its subsidiaries, including the Acquired Entities, as if the NSI Acquisition had occurred at December 31, 1997, and the following Pro Forma Combined Statement of Income (Unaudited) for the year ended December 31, 1997 reflects the combined and restated financial statements of NSAP and its subsidiaries, including the Acquired Entities, as if the NSI Acquisition had occurred at January 1, 1997.

         The following pro forma financial information is presented for informational purposes only and is not necessarily indicative of the actual results of operations which might have occurred had the NSI Acquisition been consummated as of those earlier dates, nor are they indicative of the results of operations which may occur in the future.


                           Nu Skin Asia Pacific, Inc.
                       Combined Balance Sheet (Unaudited)
                             As of December 31, 1997
                      (in thousands, except share amounts)

                                                                Nu Skin Asia         Acquired
                                                                Pacific, Inc.        Entities           Combined
ASSETS                                                          -------------        ---------          ---------
Current assets
     Cash and cash equivalents                                    $ 166,305          $   7,995          $ 174,300
     Accounts receivable                                              9,585              1,489             11,074
     Related parties receivable                                      10,686             43,332             23,008
     Inventories, net                                                52,448             45,037             69,491
     Prepaid expenses and other                                      37,238              1,478             38,716
                                                                  ---------          ---------          ---------
                                                                    276,262             99,331            316,589

Property and equipment, net                                          10,884             16,262             27,146
Other assets, net                                                    65,303             11,402             61,269
                                                                  ---------          ---------          ---------
         Total assets                                             $ 352,449          $ 126,995          $ 405,004
                                                                  =========          =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                             $   9,412          $  13,847          $  23,259
     Accrued expenses                                               132,727              7,888            140,615
     Related parties payable                                         32,782             17,808             10,038
     Notes payable to stockholders, current portion                      --             19,457             19,457
                                                                  ---------          ---------          ---------
                                                                    174,921             59,000            193,369
                                                                  ---------          ---------          ---------

Notes payable to stockholders, less current portion                      --            116,743            116,743
Minority interest                                                        --                 --            (15,753)
                                                                  ---------          ---------          ---------

Commitments and contingencies

Stockholders' equity
     Preferred stock - 25,000,000 shares authorized,
         $.001 par value, 1,941,331 shares issued and
         outstanding                                                     --                 --                  2
     Class A common stock - 500,000,000 shares
         authorized, $.001 par value, 11,758,011 shares
         issued and outstanding                                          12                 --                 12
     Class B common stock - 100,000,000 shares
         authorized, $.001 par value, 70,280,759 shares
         issued and outstanding                                          70                 --                 70
     Capital stock                                                       --                287                 --
     Additional paid-in capital                                     115,053                 --            115,053
     Retained earnings                                              105,139            (43,920)            33,541
     Deferred compensation                                           (3,998)            (5,457)            (9,455)
     Notes receivable from Nu Skin affiliates                        (9,828)                --                 --
     Accumulated other comprehensive income                         (28,920)               342            (28,578)
                                                                  ---------          ---------          ---------
                                                                    177,528            (48,748)           110,645
                                                                  ---------          ---------          ---------
         Total liabilities and stockholders' equity               $ 352,449          $ 126,995          $ 405,004
                                                                  =========          =========          =========


                           Nu Skin Asia Pacific, Inc.
                    Combined Statement of Income (Unaudited)
                      For the Year Ended December 31, 1997
                    (in thousands, except per share amounts)

                                                           Nu Skin Asia       Acquired
                                                           Pacific, Inc.      Entities         Combined
                                                           ------------      ----------       ----------
Revenue                                                     $  890,548       $  308,920       $  953,422
Cost of sales                                                  248,367          138,516          191,218
                                                            ----------       ----------       ----------

Gross profit                                                   642,181          170,404          762,204
                                                            ----------       ----------       ----------

Operating expenses
     Distributor incentives                                    346,117           16,078          362,195
     Selling, general and administrative                       139,525          109,738          201,880
     Distributor stock expense                                  17,909               --           17,909
                                                            ----------       ----------       ----------

Total operating expenses                                       503,551          125,816          581,984
                                                            ----------       ----------       ----------

Operating income                                               138,630           44,588          180,220

Other income (expense), net                                     10,726           (1,753)           8,973
                                                            ----------       ----------       ----------

Income before provision for income taxes and minority
     interest                                                  149,356           42,835          189,193

Provision for income taxes                                      55,710               (3)          55,707
Minority interest                                                   --               --           14,993
                                                            ----------       ----------       ----------

Net income                                                  $   93,646       $   42,838       $  118,493
                                                            ==========       ==========       ==========

Net income per share:
     Basic                                                                                    $     1.42
     Diluted                                                                                  $     1.36
Weighted average common shares outstanding:
     Basic                                                                                        83,331
     Diluted                                                                                      87,312

Pro forma data:
     Income before pro forma provision for income taxes
         and minority interest                                                                $  189,193
     Pro forma provision for income taxes                                                         71,856
     Pro forma minority interest                                                                   9,299
                                                                                              ----------
     Pro forma net income                                                                     $  108,038
                                                                                              ==========

Pro forma net income per share:
     Basic                                                                                    $     1.30
     Diluted                                                                                  $     1.24


                           Nu Skin Asia Pacific, Inc.
                    Combined Statement of Income (Unaudited)
                      For the Year Ended December 31, 1996
                    (in thousands, except per share amounts)

                                                           Nu Skin Asia       Acquired
                                                           Pacific, Inc.      Entities         Combined
                                                           ------------      ----------       ----------
Revenue                                                     $  678,596       $  265,030       $  761,638
Cost of sales                                                  193,158          124,429          171,187
                                                            ----------       ----------       ----------

Gross profit                                                   485,438          140,601          590,451
                                                            ----------       ----------       ----------

Operating expenses
     Distributor incentives                                    249,613           32,975          282,588
     Selling, general and administrative                       105,477           92,639          168,706
     Distributor stock expense                                   1,990               --            1,990
                                                            ----------       ----------       ----------

Total operating expenses                                       357,080          125,614          453,284
                                                            ----------       ----------       ----------

Operating income                                               128,358           14,987          137,167

Other income (expense), net                                      2,833           24,188           10,771
                                                            ----------       ----------       ----------

Income before provision for income taxes and minority
     interest                                                  131,191           39,175          147,938

Provision for income taxes                                      49,494               32           49,526
Minority interest                                                   --               --           13,700
                                                            ----------       ----------       ----------

Net income                                                  $   81,697       $   39,143       $   84,712
                                                            ----------       ----------       ----------

Net income per share:
     Basic                                                                                    $     1.07
     Diluted                                                                                  $     1.02
Weighted average common shares outstanding:
     Basic                                                                                        79,194
     Diluted                                                                                      83,001

Pro forma data:
     Income before pro forma provision for income taxes
         and minority interest                                                                $  147,938
     Pro forma provision for income taxes                                                         54,752
     Pro forma minority interest                                                                   8,630
                                                                                              ----------
     Pro forma net income                                                                     $   84,556
                                                                                              ==========

Pro forma net income per share:
     Basic                                                                                    $     1.07
     Diluted                                                                                  $     1.02



                           Nu Skin Asia Pacific, Inc.
                    Combined Statement of Income (Unaudited)
                      For the Year Ended December 31, 1995
                    (in thousands, except per share amounts)

                                                           Nu Skin Asia       Acquired
                                                           Pacific, Inc.      Entities         Combined
                                                           ------------      ----------       ----------
Revenue                                                     $  358,609       $  179,407       $  435,855
Cost of sales                                                   96,615           82,036          101,474
                                                            ----------       ----------       ----------

Gross profit                                                   261,994           97,371          334,381
                                                            ----------       ----------       ----------

Operating expenses
     Distributor incentives                                    135,722            3,773          139,495
     Selling, general and administrative                        67,475           63,699          115,950
     Distributor stock expense                                      --               --               --
                                                            ----------       ----------       ----------

Total operating expenses                                       203,197           67,472          255,445
                                                            ----------       ----------       ----------

Operating income                                                58,797           29,899           78,936

Other income (expense), net                                        511              139              650
                                                            ----------       ----------       ----------

Income before provision for income taxes and minority
     interest                                                   59,308           30,038           79,586

Provision for income taxes                                      19,097               44           19,141
Minority interest                                                   --               --           10,498
                                                            ----------       ----------       ----------

Net income                                                  $   40,211        $  29,994        $  49,947
                                                            ==========       ==========       ==========

Net income per share:
     Basic                                                                                     $     .64
     Diluted                                                                                   $     .61
Weighted average common shares outstanding:
     Basic                                                                                        78,645
     Diluted                                                                                      82,459

Pro forma data:
     Income before pro forma provision for income taxes
         and minority interest                                                                 $  79,586
     Pro forma provision for income taxes                                                         29,423
     Pro forma minority interest                                                                   6,617
                                                                                               ---------
     Pro forma net income                                                                      $  43,546
                                                                                               =========

Pro forma net income per share:
     Basic                                                                                     $     .55
     Diluted                                                                                   $     .53



                           Nu Skin Asia Pacific, Inc.
                  Pro Forma Combined Balance Sheet (Unaudited)
                             As of December 31, 1997
                      (in thousands, except share amounts)


                                                                                    Pro Forma              Pro Forma
                                                                   Combined        Adjustments             Combined
ASSETS                                                            ----------       -----------            ----------
Current assets
     Cash and cash equivalents                                    $  174,300                              $  174,300
     Accounts receivable                                              11,074                                  11,074
     Related parties receivable                                       23,008                                  23,008
     Inventories, net                                                 69,491        $  21,600   (a)           91,091
     Prepaid expenses and other                                       38,716                                  38,716
                                                                  ----------                              ----------
                                                                     316,589                                 338,189

Property and equipment, net                                           27,146                                  27,146
Other assets, net                                                     61,269           39,598(a)(b)          100,867
                                                                  ----------                              ----------
         Total assets                                             $  405,004                              $  466,202
                                                                  ----------                              ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                             $   23,259                              $   23,259
     Accrued expenses                                                140,615            3,000   (b)          143,615
     Related parties payable                                          10,038                                  10,038
     Notes payable to stockholders, current
         portion                                                      19,457                                  19,457
                                                                  ----------                              ----------
                                                                     193,369                                 196,369
                                                                  ----------                              ----------

Notes payable to stockholders, less current
     portion                                                         116,743           43,800   (b)          160,543
Minority interest                                                    (15,753)          15,753   (g)               --
                                                                  ----------                              ----------

Commitments and contingencies

Stockholders' equity
     Preferred stock - 25,000,000 shares
         authorized, $.001 par value, 1,941,331 and
         2,986,663 shares issued and outstanding                           2                1   (b)                3
     Class A common stock - 500,000,000 shares
         authorized, $.001 par value, 11,758,011
         shares issued and outstanding                                    12                                      12
     Class B common stock - 100,000,000 shares
         authorized, $.001 par value, 70,280,759
         shares issued and outstanding                                    70                                      70
     Capital stock                                                        --                                      --
     Additional paid-in capital                                      115,053          (1,356)   (b)          113,697
     Retained earnings                                                33,541                                  33,541
     Deferred compensation                                            (9,455)                                 (9,455)
     Notes receivable from Nu Skin affiliates                             --                                      --
     Accumulated other comprehensive income                          (28,578)                                (28,578)
                                                                  ----------                              ----------
                                                                     110,645                                 109,290
                                                                  ----------                              ----------
         Total liabilities and stockholders' equity               $  405,004                              $  466,202
                                                                  ==========                              ==========



    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.


                           Nu Skin Asia Pacific, Inc.
               Pro Forma Combined Statement of Income (Unaudited)
                      For the Year Ended December 31, 1997
                    (in thousands, except per share amounts)




                                                                                Pro Forma               Pro Forma
                                                               Combined        Adjustments               Combined
                                                              ----------       -----------              ----------
Revenue                                                       $  953,422                                $  953,422
Cost of sales                                                    191,218                      (c)          191,218
                                                              ----------                                ----------

Gross profit                                                     762,204                                   762,204
                                                              ----------                                ----------

Operating expenses
     Distributor incentives                                      362,195                                   362,195
     Selling, general and administrative                         201,880       $     1,707    (d)          203,587
     Distributor stock expense                                    17,909                                    17,909
                                                              ----------                                ----------

Total operating expenses                                         581,984                                   583,691
                                                              ----------                                ----------

Operating income                                                 180,220                                   178,513

Other income (expense), net                                        8,973           (14,400)   (e)           (5,427)
                                                              ----------                                ----------

Income before provision for income taxes and
     minority interest                                           189,193                                   173,086

Provision for income taxes                                        55,707            10,016    (f)           65,723
Minority interest                                                 14,993           (14,993)   (g)               --
                                                              ----------                                ----------

Net income                                                    $  118,493                                $  107,363
                                                              ----------                                ----------

Net income per share:
     Basic                                                                                              $     1.29
     Diluted                                                                                            $     1.21
Weighted average common shares outstanding:
     Basic                                                                                                  83,331
     Diluted                                                                                  (h)           88,357





    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                           Nu Skin Asia Pacific, Inc.
           Notes to Unaudited Pro Forma Combined Financial Statements

(a) The following table sets forth the calculation of NSAP's acquisition costs and its preliminary allocation to the Acquired Entities' assets and liabilities using the estimated purchase accounting adjustments, which are subject to post-closing adjustments. Final purchase accounting adjustments may differ from the amounts shown below.

     Calculation of acquisition costs:
         Preferred stock (2,986,663 shares at $23.44 per share)  $  70,000,000
         Long-term notes payable to stockholders                    23,735,000
         Assumed S Distribution Notes                              156,265,000
         Estimated acquisition expenses                              3,000,000
                                                                   -----------
                                                                   253,000,000

         Net book value of net assets acquired                     114,720,000
                                                                   -----------

         Excess of cost over net book value                        138,280,000

         Less:  portion under common control                       (89,882,000)

         Portion not under common control                        $  48,398,000 *
                                                                 =============

     * The portion of the excess of cost over net book value not under common control was allocated as follows: (1) inventory step-up of $21,600,000;
         (2) marketing rights --intangible of $7,000,000; (3) distributor network --intangible of $7,350,000; and (4) tradename/trademark --intangible of $12,448,000.

(b) Reflects the issuance of 1,045,332 shares of preferred stock, $.001 par value, at $23.44 per share. The 1,941,331 shares of preferred stock issued to the common control group are already reflected in the combined and restated financial statements for all periods presented. Also reflects $20,065,000 of the total $156,265,000 assumed S Distribution Notes, as only $136,200,000 of the notes were actually issued as of December 31, 1997. Also reflects the issuance of long-term notes payable to the NSI Stockholders totaling $23,735,000, estimated accrued acquisition expenses totaling $3,000,000, termination of the Acquired Entities' S corporation status and the effect of recording long-term deferred tax assets totaling $12,800,000 upon conversion of the Acquired Entities from S to C corporations.

(c)  The  unaudited  pro forma  statement of income does not reflect  additional
     cost  of  sales  related  to  the  one-time   inventory   step-up  totaling
     $21,600,000.

(d) Reflects increased amortization expense totaling $1,707,000 on the intangible assets. The marketing rights and the tradename/trademark assets will be amortized on a straight-line basis over 20 years, and the distributor network asset will be amortized on a straight-line basis over 10 years.

(e) Reflects increased interest expense totaling $14,400,000 on the notes payable to the NSI Stockholders. The assumed S Distribution Notes totaling $156,265,000 are due in equal monthly installments over seven years and the long-term notes totaling $23,735,000 are due in 2005. The notes bear interest at 8% per annum.

(f) Reflects adjustments of U.S. Federal and state income taxes as if the Acquired Entities had been taxed as C corporations rather than as S corporations during the year using the combined Company's effective tax rate of 37.98%. Also reflects the tax effect of the above pro forma adjustments. The statement of income does not reflect the one-time effect of recording deferred tax assets totaling approximately $12,800,000 upon conversion of the Acquired Entities from S to C corporations.

(g) Reflects the purchase of the minority interest in the Acquired Entities. The minority interest represents the NSI Stockholders who are not immediate family members.

(h) Diluted weighted average common shares outstanding are computed as if the 2,986,663 preferred shares had been converted to Class A Common Stock as of the beginning of the year.

     (c) Exhibits.

         2.1 Stock Acquisition Agreement dated as of February 27, 1998 among Nu Skin Asia Pacific, Inc. and the NSI Stockholders (incorporated by reference to Exhibit 2.1 of the Annual Report on Form 10-K filed by Nu Skin Asia Pacific, Inc. on March 13, 1998 with the Securities and Exchange Commission).

        99.15 Combined financial statements as of and for the year ended December 31, 1997and report of independent certified public accountants for the Acquired Entities.

                                   SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                           NU SKIN ASIA PACIFIC, INC.
                                                  (Registrant)


                                           By:   /s/ M. Truman Hunt
                                                 M. Truman Hunt
                                                 Vice President of Legal Affairs
                                                 and Investor Relations

Dated: April 28, 1998

                                INDEX TO EXHIBITS


Exhibit  Description

2.1 Stock Acquisition Agreement dated as of February 27, 1998 among Nu Skin Asia Pacific, Inc. and the NSI Stockholders (incorporated by reference to Exhibit 2.1 of the Annual Report on Form 10-K filed by Nu Skin Asia Pacific, Inc. on March 13, 1998 with the Securities and Exchange Commission).

99.15 Combined financial statements as of and for the year ended December 31, 1997 and report of independent certified public accountants for the Acquired Entities.